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Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES(1)

As of April 30, 2013

Incorporated in Portugal

Directel Listas Telefónicas Internacionais, Lda.(2)
Portugal Telecom—Associação de Cuidados de Saúde
Portugal Telecom Inovação, S.A.
Previsão—Sociedade Gestora de Fundos de Pensões, S.A. (82.05%)
PT Centro Corporativo, S.A.
PT Comunicações, S.A.
PT Contact—Telemarketing e Serviços de Informação, S.A.
PT Móveis, S.G.P.S., S.A.
PT Participações, SGPS, S.A.
PT Portugal, S.G.P.S., S.A.
PT Prestações-Mandatária de Aquisições e Gestão de Bens, S.A.
PT Pro, Serviços Administrativos e de Gestão Partilhados, S.A.
PT Sales—Serviços de Telecomunicações e Sistemas de Informação, S.A.
PT Sistemas de Informação, S.A.
PT Ventures, SGPS, S.A.(2)
TMN—Telecomunicações Móveis Nacionais, S.A.

Incorporated in Brazil

Oi Entities:
Telemar Participações S.A. (direct and indirect ownership interest of 25.6%)
Oi S.A. (direct and indirect ownership interest of 23.3%, including through the Telemar Participações S.A. interest above)
Telemar Norte Leste S.A. (direct and indirect ownership interest of 23.3%, including through the Telemar Participações S.A. interest above)
Contax Entities:
CTX Participações S.A. (direct and indirect ownership interest of 44.4%)
Contax Participações S.A. (direct and indirect ownership interest of 21.1%, including through the CTX Participações S.A. interest above)
Contax S.A. (direct and indirect ownership interest of 21.1%, including through the CTX Participações S.A. and Contax Participações S.A. interest above)

Bratel Brasil, S.A.
Portugal Telecom, Brasil, S.A.
PT Inovação Brasil, Ltda.

Incorporated in the Netherlands

Africatel Holdings B.V. (75.0%)
Portugal Telecom International Finance B.V.

Other

Cabo Verde Telecom, S.A. (40.0%)(2)
CST—Companhia Santomensa de Telecomunicações, S.A.R.L. (51.0%)(2)
CTM—Companhia de Telecomunicações de Macau, S.A.R.L. (28.0%)(3)
MTC—Mobile Telecommunications Limited (34.0%)(2)
Timor Telecom, S.A. (41.1%)
Unitel (25.0%)(2)

(1)
All subsidiaries are wholly owned by Portugal Telecom, except where ownership is noted in parentheses.

(2)
Direct ownership interest held through Africatel Holdings B.V., which in turn is 75% held by Portugal Telecom.

(3)
In January 2013, we announced that we had entered into a definitive agreement to sell our 28% equity stake in CTM. See "Item 4—Information on the Company—Recent Developments" of our Form 20-F.

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  Exhibit 8.1
LIST OF SIGNIFICANT SUBSIDIARIES(1) As of April 30, 2013